Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 4, 2014 relating to the financial statements, which appears in Constellium N.V.’s Annual Report on Form 20-F for the year ended December 31, 2013.

PricewaterhouseCoopers Audit

/s/ Olivier Lotz
Olivier Lotz
Partner

Neuilly-sur-Seine Cedex, France

December 19, 2014

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